              As filed with the Securities and Exchange Commission
                               on December 11, 1997
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       -----------------------------------

                                  AMSURG CORP.
                           --------------------------
             (Exact name of registrant as specified in its charter)

                                    TENNESSEE
                    -----------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   62-1493316
                           --------------------------
                      (I.R.S. employer identification no.)

                      ONE BURTON HILLS BOULEVARD, SUITE 350
                               NASHVILLE, TN 37215
                           --------------------------
                    (Address of principal executive offices)



                             1992 STOCK OPTION PLAN
                           --------------------------
                            1997 STOCK INCENTIVE PLAN
                           --------------------------
                            (Full title of the plan)

                                 CLAIRE M. GULMI
                      ONE BURTON HILLS BOULEVARD, SUITE 350
                               NASHVILLE, TN 37215
                           --------------------------
                     (Name and address of agent for service)

                                 (615) 665-1283
                           --------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
                                               Proposed maximum         Proposed maximum         Amount of
Title of securities        Amount to be          offering price         aggregate offering       registration
to be registered            registered            per share (1)              price (1)                fee

----------------------------------------------------------------------------------------------------------------

Class A Common Stock       1,577,333 shares          $9.00                 $14,195,997              $4,302
----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the amount of the registration fee. Such estimates have been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and are based on the average of the high and low price per share of the Registrant's Common Stock as reported on The Nasdaq Stock Market's National Market (the "National Market") on December 4, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by AmSurg Corp. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         1. The Registrant's Registration Statement on Form 10 dated March 11, 1997 filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended (the "Form 10");

         2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997; and

         3. The description of the Registrant's Class A Common Stock, no par value per share (the "Class A Common Stock"), contained in the Form 10, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Class A Common Stock offered hereby.

         All documents and reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Inapplicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Class A Common Stock registered hereby will be passed upon for the Registrant by Bass, Berry & Sims PLC, Nashville, Tennessee. Certain members of Bass, Berry & Sims PLC beneficially own 136,434 shares of Class A Common Stock.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Tennessee Business Corporation Act (the "TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation's best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that: (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.

         The Registrant's Charter and Bylaws require the Registrant to indemnify its directors and officers to the fullest extent permitted by law with respect to all liability and loss suffered and expense reasonably incurred by such person in any action, suit or proceeding in which such person was or is made, or threatened to be made, a party, or is otherwise involved by reason of the fact that such person is or was a director or officer of the Registrant.

         In addition, the Registrant's Charter provides that Registrant's directors shall not be personally liable to the Registrant or its shareholders for monetary damages for breach of any fiduciary duty as a director of the Registrant except to the extent such exemption from liability or limitation thereof is not permitted under the TBCA. Under the TBCA, this provision does not relieve the Registrant's directors from personal liability to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, to the extent such liability arises from a judgment or other final adjudication establishing: (a) any breach of the director's duty of loyalty; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (c) any unlawful distributions. Nor does this provision eliminate the duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Tennessee law. Finally, this provision does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         The Registrant has entered into indemnification agreements with all of its directors and executive officers providing that it will indemnify those persons to the fullest extent permitted by law against claims arising out of their actions as officers or directors of the Registrant and will advance expenses of defending claims against them. The Registrant believes that indemnification under these agreements covers at least negligence and gross negligence by the directors and officers, and requires the Registrant to advance litigation expenses in the case of actions, including stockholder derivative actions, against an undertaking by the officer or director to repay any advances if it is ultimately determined that the officer or director is not entitled to indemnification.

         The Registrant believes that its Charter and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

         At present, there is no litigation or proceeding involving a director or officer of Registrant as to which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.

         Pursuant to Management and Human Resources Agreement between the Registrant and American Healthcorp, Inc. ("AHC") (the "Management
Agreement"), the Registrant will indemnify and hold AHC, its directors, officers, employees and agents and any person who controls AHC within the meaning of the Securities Act of 1933, as amended (the "Securities Act") in the absence of gross negligence, harmless from and against any and all liabilities, claims or damages (including the cost of investigating any claim and reasonable attorneys' fees and disbursements) in connection with any services performed by AHC pursuant to the Management Agreement or any transactions or conduct in connection therewith.

         The Registrant has purchased an executive liability insurance policy which will provide coverage for its directors and officers. Under this policy, the insurer will agree to pay, subject to certain exclusions (including violations of securities laws), for any claim made against a director or officer of the Registrant for a wrongful act by such director or officer, but only if and to the extent such director or officer becomes legally obligated to pay such claim or the Registrant is required to indemnify the director or officer for such claim.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Inapplicable.

ITEM 8.           EXHIBITS.

         See Exhibit Index (page II-8).

ITEM 9.           UNDERTAKINGS.

         A.       The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 11th day of December, 1997.

                                        AMSURG CORP.

                                        By: /s/ KEN P. MCDONALD
                                           ------------------------
                                           Ken P. McDonald
                                           President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Ken P. McDonald and Claire M. Gulmi and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                         Title                                    Date
-------------------------------------      ----------------------------------------------      ------------------------
/s/ KEN P. MCDONALD
-------------------------------------      President, Chief Executive Officer                  December 11, 1997
Ken P. McDonald                            and Director (Principal Executive Officer)

/s/ CLAIRE M. GULMI
-------------------------------------      Senior Vice President, Chief Financial              December 11, 1997
Claire M. Gulmi                                    Officer and Secretary
                                           (Principal Financial and Accounting
                                                   Officer)

              Signature                                         Title                                    Date
-------------------------------------      ----------------------------------------------      ------------------------
/s/ THOMAS G. CIGARRAN
-------------------------------------               Director                                   December 9, 1997
Thomas G. Cigarran

-------------------------------------               Director
James A. Deal

-------------------------------------               Director
Steven I. Geringer

-------------------------------------               Director
Debora A. Guthrie

/s/ HENRY D. HERR
-------------------------------------               Director                                   December 9, 1997
Henry D. Herr

/s/ BERGEIN F. OVERHOLT
-------------------------------------               Director                                   December 9, 1997
Bergein F. Overholt, M.D.

                                  EXHIBIT INDEX

  EXHIBIT
  NUMBER                         DESCRIPTION
  ------                         -----------

4.1           Amended and Restated Charter of AmSurg Corp. (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on
              Form 10, as amended (filed with the Commission on March 11, 1997))

4.2           Amended and Restated Bylaws of AmSurg Corp. (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on
              Form 10, as amended (filed with the Commission on March 11, 1997))

4.3           1992 Stock Option Plan, as amended

4.4 1997 Stock Incentive Plan (incorporated by reference to Exhibit 10.8 of the Registrant's Registration Statement on Form 10, as amended, (filed with the Commission on March 11, 1997))

5             Opinion of Bass, Berry & Sims PLC

23.1          Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

23.2          Consent of Deloitte & Touche LLP

24            Power of Attorney (included on page II-5)